UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

CipherLoc Corporation

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of	(Commission	IRS Employer
incorporation or organization)	File Number)	Identification No.)

825 Main St, Suite 100

Buda, TX 78610

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 772-4245

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2019, the board of directors (the “Board”) of CipherLoc Corporation (“CipherLoc” or the “Company”), appointed Andrew Borene, the Company’s Chief Executive Officer, a member of the Board. Mr. Borene’s appointment occurs in the context of the Company’s ongoing transitions in professional management and Board governance.

Mr. Borene has been the Chief Executive Officer of CipherLoc since November 2019. Andrew joined CipherLoc from Symantec Corporation where he led the company’s National Security Group. Andrew has also led high-performing teams and initiatives for companies including IBM, LexisNexis, Booz Allen Hamilton, Wells Fargo and several advanced technology startups. He was also a senior advisor to the Director of the Intelligence Advanced Research Projects Activity (IARPA) as a contractor to the Office of the Director of National Intelligence (ODNI). In government, Mr. Borene served as an Associate Deputy General Counsel at the Pentagon and as a U.S. Marine Corps intelligence officer and cryptologic officer. He has received the FBI Director’s Award for Exceptional Service in the Public Interest and is a life member of the Council on Foreign Relations. Mr. Borene holds a B.A. in Economics from Macalester College and a J.D. from the University of Minnesota Law School. He completed executive education in international development finance at Harvard University, and completed the U.S. Marine Corps University’s Expeditionary Warfare School. He is a licensed attorney in Washington, D.C. and a Certified Information Systems Security Professional (CISSP).

Mr. Borene was appointed a director in connection with his employment as CEO. There are no related party transactions between Mr. Borene and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2019

CIPHERLOC CORPORATION

By:	/s/ Andrew Borene
Andrew Borene
Chief Executive Officer